UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TOTTENHAM ACQUISITION I LIMITED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

TOTTENHAM ACQUISITION I LIMITED

 Unit 902, 9/F, Lucky Building

39 Wellington Street

Central, Hong Kong

Dear Shareholder:

As you know, Tottenham Acquisition I Limited (the “Company”), a British Virgin Island company, will hold its Extraordinary General Meeting via teleconference, on December 30, 2020, at 10 a.m. Hong Kong Time, for the following purposes:

1.	approval of the Reincorporation Merger, which we refer to as the “Reincorporation Merger Proposal” or “Proposal No. 1;”

2.	approval of the amendment to the charter documents of Chelsea Worldwide Inc., or PubCo, which we refer to as the “Charter Proposals” or “Proposals No. 2 through No. 13;”

3.	approval of the Acquisition Merger, which we refer to as the “Acquisition Merger Proposal” or “Proposal No. 14;”

4.	approval of PubCo’s Incentive Plan, which we refer to as the “Incentive Plan Proposal” or “Proposal No. 15;”

5.	approval of PubCo’s 2020 Employee Stock Purchase Plan, which we refer to as the “ESPP Plan Proposal” or “Proposal No. 16;” and

6.	approval to adjourn the Extraordinary General Meeting under certain circumstances, which we refer to as the “Adjournment Proposal” or “Proposal No. 17.”

On or about December 18, 2020, the Company mailed to you a proxy statement relating to the Extraordinary General Meeting. The attached first supplement to the proxy statement contains additional information that supplements the proxy statement. The Company urges you to read this first supplement, together with the proxy statement previously sent to you, carefully and in its entirety. This proxy supplement is being provided electronically on or about December 28, 2020.

The sole purpose of this filing is to clarify that due to the exercise of options to purchase 611,486 shares of Clene common shares by certain option holders of Clene Nanomedicine, Inc. (“Clene”), the total number of Clene common shares outstanding, after giving effect to the conversion of preferred shares to common shares, will be 391,141,648. Given that each share of Clene preferred stock and common stock will be cancelled and the holders thereof in exchange will receive 0.1320 newly issued shares of PubCo Common Stock, upon the closing of the transactions contemplated by the Merger Agreement there will be 54,339,005 newly issued shares of PubCo Common Stock (including the 5% of shares that will be held in escrow). The number of shares of PubCo Common Stock issuable upon exercise of options will be 7,053,614.

Your vote is important. Whether or not you expect to attend the special meeting in person, please complete, date and sign the proxy card enclosed with the original proxy statement and mail it in the postage-paid envelope to ensure that your shares will be represented and voted at the special meeting. If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to this first supplement to the proxy statement.

Thank you for your continuing interest in Tottenham Acquisition I Limited. We look forward to seeing you at the Extraordinary General Meeting.

Sincerely,

/s/ Jason Ma
Jason Ma
Chief Executive Officer

December 28, 2020

SUPPLEMENT NO. 1 DATED DECEMBER 28, 2020

TO

PROXY STATEMENT

DATED DECEMBER 18, 2020

TOTTENHAM ACQUISITION I LIMITED

Unit 902, 9/F, Lucky Building

39 Wellington Street

Central, Hong Kong

This first supplement is being provided to the stockholders of record of the Company as of the close of business on December 4, 2020. The following information supplements and should be read in conjunction with the original proxy statement dated December 18, 2020 that the Company mailed to you on or about December 18, 2020 (the “Original Proxy Statement”). Capitalized terms in this supplement which are not defined in this supplement have the same meaning set forth in the Original Proxy Statement.

As discussed in the Original Proxy Statement, the Extraordinary General Meeting will be devoted to (i) approval of the Reincorporation Merger; (ii) approval of the amendment to the charter documents of PubCo; (iii) approval of the Acquisition Merger; (iv) approval of PubCo’s Incentive Plan; (v) approval of PubCo’s 2020 Employee Stock Purchase Plan, and (vi) consideration of any other business matters properly brought before the Extraordinary General Meeting.

The sole purpose of this supplement is to clarify that due to the exercise of options to purchase 611,486 shares of Clene common shares by certain option holders of Clene, the total number of Clene common shares outstanding, after giving effect to the conversion of preferred shares to common shares, will be 391,141,648. Given that each share of Clene preferred stock and common stock will be cancelled and the holders thereof in exchange will receive 0.1320 newly issued shares of PubCo Common Stock, upon the closing of the transactions contemplated by the Merger Agreement there will be 54,339,005 newly issued shares of PubCo Common Stock (including the 5% of shares that will be held in escrow). The number of shares of PubCo Common Stock issuable upon exercise of options will be 7,053,614.

3